Exhibit 99.1
Energy Focus, Inc. Reports Second Quarter 2024 Financial Results

SOLON, Ohio, August 9, 2024 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in energy-efficient lighting and control system products for the commercial market and military maritime market (“MMM”), today announced financial results for its second quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights:
•Net sales of $1.6 million, increased 47.2% compared to the second quarter of 2023, reflecting an increase of $0.6 million, or 95.4% in military sales period-over-period, partially offset by a decrease of $0.1 million, or 19.7% in commercial sales. Sequentially, net sales increased by 86.4%, primarily reflecting a $0.1 million increase in commercial sales, a $0.7 million increase in military sales, as compared to the first quarter of 2024. The net sales increase in the second quarter was primarily driven by our sales strategy, which led to a decrease in the proportion of commercial sales and a significant increase in the demand and shipments of MMM products for military use, along with market-adjusted pricing.

•Gross profit margin of 8.1% decreased from 17.0% in the second quarter of 2023 and 14.4% in the first quarter of 2024. This was primarily driven by unfavorable changes in inventory reserve in the second quarter of 2024.
•Loss from operations of $0.6 million improved as compared to loss from operations of $1.1 million in the second quarter of 2023, and $0.6 million in the first quarter of 2024.
•Net loss of $0.6 million, or $(0.12) per basic and diluted share of common stock, compared to a net loss of $1.2 million, or $(0.42) per basic and diluted share of common stock, in the second quarter of 2023. While in the first quarter of 2024, we have a net loss of $0.4 million, or $(0.09) per basic and diluted share of common stock.
•Cash was $1.1 million as of June 30, 2024, compared to $2.0 million and $1.3 million as of December 31, 2023 and June 30, 2023, respectively. The changes in the cash movement is due to the payoff of the 2022 Streeterville Note (as defined below) of $1.0 million in cash during the first quarter of 2024.

•On June 21, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 534,592 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59 (the “Second Private Placement”). Aggregate gross proceeds to the Company in respect of the Second Private Placement is approximately $0.85 million, excluding the offering expenses paid by the Company. The Second Private Placement was closed on June 21, 2024.
•On March 28, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 283,109 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59 (the “First Private Placement”). Aggregate gross
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proceeds to the Company in respect of is approximately $450,000, excluding the offering expenses paid by the Company. The First Private Placement was closed on March 28, 2024.
•On January 18, 2024, the Company and Streeterville Capital, LLC (“Streeterville”) entered into a payoff letter and exchange agreement (the “Agreement”) to pay off a note entered into by and between the Company and Streeterville in 2022 (the “2022 Streeterville Note”) early. The Agreement provided that the Company made payments to reduce the outstanding obligations under the 2022 Streeterville Note of $1.0 million in cash by January 19, 2024 and exchange 94,440 shares of common stocks by January 23, 2024 for the remaining $141,660. In January 2024, the Company paid off the 2022 Streeterville Note in full early. At termination, the Company recognized $187 thousand of other income which was included in other income in the in the Unaudited Condensed Consolidated Statements of Operations.
Second Quarter 2024 Financial Results:
Net sales of $1.6 million for the second quarter of 2024 increased $0.5 million, or 47.2%, compared to second quarter of 2023 net sales of $1.1 million, primarily driven by an increase in MMM product sales of $0.6 million, or 95.4%, that was partially offset by a decrease in commercial sales of $0.1 million, or 19.7%. Sequentially, net sales were up 86.4% compared to $0.8 million in the first quarter of 2024, reflecting a slight increase in the second quarter primarily driven by our sales strategy, which led to a decrease in the proportion of commercial sales and a significant increase in the demand and shipments of MMM products for military use, along with market-adjusted pricing.

Gross profit was $0.1 million, or 8.1% of net sales, for the second quarter of 2024. This compares with gross profit of $0.2 million, or 17.0% of net sales, in the second quarter of 2023. The period-over-period decrease in gross profit percentage was driven mainly by an 8% of net sales decrease in fixed costs such as subscription fee for production, a 4% of net sales decrease in variable cost such as material cost and freight in expense, and a 10% of net sales unfavorable changes in the inventory reserve.

Sequentially, gross profit of $0.1 million, or 8.1% of net sales for the second quarter of 2024 compares with gross profit of $0.1 million, or 14.4% of net sales, in the first quarter of 2024. The numbers remain flat quarter-over-quarter, while the decrease in gross profit percentage primarily relates to the decrease in fixed costs such as subscription fee and rent expense for production, an 11% of net sales decrease in variable cost such as material cost and freight in expense, and an 9% of net sales unfavorable change in the inventory reserve.

Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 18.3% for the second quarter of 2024, compared to 6.8% in the second quarter of 2023, primarily due to a reverse of inventory reserve in the second quarter of 2023. Sequentially, this compares to adjusted gross margin of 22.4% in the first quarter of 2024. A decrease 4.1% from the first quarter of 2024 was due to higher inventory reserve in the second quarter of 2024.
Operating loss was $0.6 million for the second quarter of 2024, an improvement of $0.5 million and $42 thousand as compared to an operating loss of $1.1 million in the second quarter of 2023 and an operating loss of $0.6 million in the first quarter of 2024, respectively. Net loss was $0.6 million, or $(0.12) per basic and diluted share of common stock, for the second quarter of 2024, compared with a net loss of $1.2 million, or $(0.42) per basic and diluted share of common stock, in the second quarter of 2023. Sequentially, this compares with a net loss of $0.4 million, or $(0.09) per basic and diluted share of common stock, in the first quarter of 2024.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.6 million for the second quarter of 2024, compared with a loss of $1.1 million in the second quarter of 2023 and a loss of $0.6 million in
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the first quarter of 2024. The improved adjusted EBITDA loss in the second quarter of 2024, as compared to the second quarter of 2023, was primarily due to improved lower costs, primarily salaries and related payroll costs.

The substantial decrease in cash used in operating activity in the first six months of year 2024 was primarily related to: efforts to collect accounts receivable led to increase in cash flow from accounts receivable during the first six months of year 2024 compared to the first six months of year 2023; offset by higher accounts payable as of December 31, 2023 and efforts to manage inventory levels, reflecting more purchase activities in the fourth quarter of year 2023, led to higher cash outflows in the six months of year 2024. Net cash used in financing activities during the six months ended June 30, 2024 was $0.1 million, primarily related to $0.9 million of net proceeds from the issuance of common stock, offset by $1.0 million payout related to net payments on the 2022 Streeterville Note.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. In 2024, EFOI announced plans to add high efficiency GaN (gallium nitride) power supply products to its product portfolio. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
32000 Aurora Road, Solon, OH 44139    •    www.energyfocus.com    •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
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Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash	$1,105	$2,030
Trade accounts receivable, less allowances of $9 and $20, respectively	651	1,570
Trade accounts receivable - related party	—	202
Inventories, net	3,791	4,439
Prepayments to vendors	452	792
Prepaid and other current assets	219	156
Total current assets	6,218	9,189	9189000

Property and equipment, net	89	112
Operating lease, right-of-use asset	769	899
Total assets	$7,076	$10,200

LIABILITIES
Current liabilities:
Accounts payable	$1,378	$1,624
Accounts payable - related party	735	2,146
Accrued liabilities	140	110
Accrued legal and professional fees	55	64
Accrued payroll and related benefits	190	199
Accrued sales commissions	24	62
Accrued warranty reserve	117	150
Operating lease liabilities	245	223
Advanced capital contribution	—	450
Promissory notes payable, net of discounts and loan origination fees	—	1,323
Total current liabilities	2,884	6,351
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Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2024	December 31, 2023
	(Unaudited)

Operating lease liabilities, net of current portion	670	798
Total liabilities	3,554	7,149

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at June 30, 2024 and December 31, 2023
Issued and outstanding: 876,447 at June 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at June 30, 2024 and December 31, 2023
Issued and outstanding: 5,260,741 at June 30, 2024 and 4,348,690* at December 31, 2023	1	—
Additional paid-in capital	157,811	156,369
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(154,287)	(153,315)
Total stockholders' equity	3,522	3,051
Total liabilities and stockholders' equity	$7,076	$10,200

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Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Net sales	$1,553	$833	$1,055	$2,386	$1,985
Cost of sales	1,427	713	876	2,140	1,789
Gross profit	126	120	179	246	196

Operating expenses:
Product development	140	128	147	268	301
Selling, general, and administrative	543	591	1,132	1,134	2,198
Total operating expenses	683	719	1,279	1,402	2,499
Loss from operations	(557)	(599)	(1,100)	(1,156)	(2,303)

Other expenses (income):
Interest expense, net	—	5	69	5	192
Gain on debt extinguishment	—	(187)	—	(187)	—
Other income	(4)	—	(16)	(4)	(16)
Other expenses	1	1	14	2	21

Net loss	$(554)	$(418)	$(1,167)	$(972)	$(2,500)

Net loss per common share - basic and diluted:
Net Loss	$(0.12)	$(0.09)	$(0.42)	$(0.21)	$(0.98)

Weighted average shares of common stock outstanding:
Basic and diluted	4,785	4,433	2,766	4,609	2,539

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Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Cash flows from operating activities:
Net loss	$(554)	$(418)	$(1,167)	$(972)	$(2,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	—	(187)	—	(187)	—
Depreciation	11	8	8	19	16
Stock-based compensation	—	1	23	1	49
Provision for doubtful accounts receivable	(12)	(64)	21	(76)	50
Provision for slow-moving and obsolete inventories	158	67	(107)	225	(130)
Provision for warranties	1	(34)	3	(33)	(37)
Amortization of loan discounts and origination fees	—	5	47	5	109
Changes in operating assets and liabilities (sources / (uses) of cash):
Accounts receivable	(243)	1,440	93	1,197	(403)
Inventories	448	(25)	(259)	423	303
Prepayments to vendors	(87)	102	—	15	(23)
Prepaid and other assets	(16)	(43)	454	(59)	460
Accounts payable	140	(61)	884	79	857
Accounts payable - related party	(576)	(835)	—	(1,411)	—
Accrued and other liabilities	1	(27)	(174)	(26)	(130)
Operating lease - ROU and liabilities	11	13	22	24	44
Total adjustments	(164)	360	1,015	196	1,165
Net cash used in operating activities	(718)	(58)	(152)	(776)	(1,335)
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Condensed Consolidated Statements of Cash Flows - continued
(in thousands)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Cash flows from financing activities (sources / (uses) of cash):
Issuance of common stock	851	—	1,304	851	4,329
Costs related to reverse stock-split	—	—	(16)	—	(16)
Payments on the 2022 Streeterville Note	—	(1,000)	—	(1,000)	(500)
Net payments on proceeds from the credit line borrowings - Credit Facilities	—	—	(121)	—	(1,214)
Net cash provided by (used in) financing activities	851	(1,000)	1,167	(149)	2,599
Net increase (decrease) in cash	133	(1,058)	1,015	(925)	1,264
Cash, beginning of period	972	2,030	301	2,030	52
Cash, end of period	$1,105	$972	$1,316	$1,105	$1,316

Supplemental information:
Cash paid in year for interest	$—	$5	$10	$5	$70

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Sales by Product
(in thousands)
(unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Net sales:
Commercial	$355	$299	$442	$654	$763
Military maritime products	1,198	534	613	1,732	1,222
Total net sales	$1,553	$833	$1,055	$2,386	$1,985

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•total availability, which we define as our ability on the period end date to access additional cash if necessary under our short-term credit facilities, plus the amount of cash on hand on that same date;
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Total availability, adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial
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measures calculated and presented in accordance with U.S. GAAP are provided below for total availability, adjusted EBITDA and adjusted gross margins, respectively.

	As of
(in thousands)	June 30, 2024	December 31, 2023	June 30, 2023
Total borrowing capacity under credit facilities	$—	$—	$500
Less: Credit line borrowings, gross(1)	—	—	(296)
Excess availability under credit facilities(2)	—	—	204
Cash	1,105	2,030	1,316
Total availability(3)	$1,105	$2,030	$1,520
(1) Forms 10-Q and 10-K Balance Sheets reflect the Line of credit net of debt financing costs of $0, $0 and $12, respectively.
(2) Excess availability under credit facilities - represents difference between maximum borrowing capacity of credit facilities and actual borrowings.
(3) Total availability - represents Company’s ‘access’ to cash if needed at point in time.

	Three months ended			Six months ended June 30,
(in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Net loss	$(554)	$(418)	$(1,167)	$(972)	$(2,500)
Interest expense	—	5	69	5	192
Gain on debt extinguishment	—	(187)	—	(187)	—
Other income	(4)	—	(16)	(4)	(16)
Depreciation	11	8	8	19	16
Stock-based compensation	—	1	23	1	49
Other incentive compensation	(10)	10	23	—	(5)
Adjusted EBITDA	$(557)	$(581)	$(1,060)	$(1,138)	$(2,264)

	Three Months Ended
(in thousands)	June 30, 2024		March 31, 2024		June 30, 2023
	($)	(%)	($)	(%)	($)	(%)
Net sales	$1,553		$833		$1,055
Actual gross profit	$126	8.1%	$120	14.4%	$179	17.0%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	158	10.2%	67	8.0%	(107)	(10.1)%
Adjusted gross profit	$284	18.3%	$187	22.4%	$72	6.8%

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